EXHIBIT 23.2

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Shareholders of Emerging Media Holdings, Inc.

We hereby consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form 10-SB of Emerging Media Holdings Inc. of our report dated October 9, 2006, relating to the financial statements of Cabavarum S.R.L. and subsidiary for the years ended December 31, 2005 and 2004 and to the use of our name as it appears under the caption "Experts".



/s/ Wiener, Goodman & Company, P.C.

February 16, 2007